                                                          Exhibit 20
                                                              Page 1
CREDIT SUISSE FIRST BOSTON

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1998 through November 30, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                              $110,004,479.62
(B) Class A Noteholders' Percentage                                                                                 67.00%
(C) Original Class A Note Balance                                                                          $73,703,000.00
(D) Class A Note Rate                                                                                                6.20%
(E) Class B Noteholders' Percentage                                                                                 17.00%
(F) Original Class B Note Balance                                                                          $18,700,000.00
(G) Class B Note Rate                                                                                                6.40%
(H) Class C Noteholders' Percentage                                                                                 10.00%
(I) Original Class C Note Balance                                                                          $11,000,000.00
(J) Class C Note Rate                                                                                                7.00%
(K) Class D Certificateholders' Percentage                                                                           6.00%
(L) Original Class D Certificate Balance                                                                    $6,601,479.62
(M) Class D Certificate Rate                                                                                         0.00%
(N) Servicing Fee Rate                                                                                               3.50%
(O) Original Weighted Average Coupon (WAC)                                                                          20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                                  54.45 months
(Q) Number of Contracts                                                                                             9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                                  5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                                  2,200,089.59
    (iii) Initial Deposit                                                                                    1,650,067.19

(S) Noteholders' Percentage                                                                                         94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                         Total Trust
------------------------------------------------                                                         -----------

(A) Total Portfolio Outstanding                                                                            $63,178,309.50
(B) Total Portfolio Pool Factor                                                                                 0.5743249
(C) Class A Note Balance                                                                                   $41,981,692.99
(D) Class A Principal Factor                                                                                    0.5696063
(E) Class A Interest Carryover Shortfall                                                                             0.00
(F) Class A Principal Carryover Shortfall                                                                            0.00
(G) Class B Note Balance                                                                                   $10,651,637.77
(H) Class B Principal Factor                                                                                    0.5696063
(I) Class B Interest Carryover Shortfall                                                                             0.00
(J) Class B Principal Carryover Shortfall                                                                            0.00
(K) Class C Note Balance                                                                                    $6,265,669.28
(L) Class C Principal Factor                                                                                    0.5696063
(M) Class C Interest Carryover Shortfall                                                                             0.00
(N) Class C Principal Carryover Shortfall                                                                            0.00
(O) Class D Certificate Balance                                                                             $4,279,309.47
(P) Reserve Account Balance                                                                                  4,736,492.24
(Q) Payahead Account Balance                                                                                   141,565.77
(R) Aggregate Subordinated Servicing Fees to Date                                                            2,553,969.08
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                              0.00
(T) Cumulative Net Losses for All Prior Periods                                                             11,377,531.72
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                            19.88%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                    41.13 months
(W) Number of Contracts                                                                                             6,278

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                       $1,738,393.07
    (ii)  Interest Payments Received                                                                           967,767.10
    (iii) Repurchased Loan Principal                                                                                 0.00
    (iv)  Repurchased Loan Interest                                                                                  0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                           0.00
(C) Amount Applied From Payahead Account                                                                         4,693.34
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                            19.88%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                40.18 months
(F) Remaining Number of Contracts                                                                                   6,090
(G) Delinquent Contracts
                                                                                 Contracts                      Amount
                                                                                 ---------                      ------

    (i)   30-59 Days Delinquent                                                   170             2.79%     $1,782,427.26     2.96%
    (ii)  60-89 Days Delinquent                                                     1             0.02%          8,744.54     0.01%
    (iii) 90 Days or More Delinquent                                                0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                                $727,666.27
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                 $1,276,509.58
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                       424,058.38
    (iii) Recoveries on Previously Liquidated Contracts                                                        124,784.93
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                   107


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend           Vice-President                      12/10/98
-----------------------------------------                         ------------
Signature                     Title                               Date

                                                          Exhibit 20
                                                              Page 2

CREDIT SUISSE FIRST BOSTON

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1998 through November 30, 1998

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,738,393.07
(B) Interest Payments Received (C(A)ii)                                                                  967,767.10
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             548,843.31
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $3,255,003.48

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $3,255,003.48

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,738,393.07
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          1,276,509.58
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,014,902.65


(E) Current Servicing Fee Due                                                                           $184,270.07
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                         184,270.07
(H) Servicing Fees Paid from Collection Account                                                          184,270.07
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                         0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   2,553,969.08

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $216,905.41
    (ii)   Class A Interest Distributable Amount                                                         216,905.41
    (iii)   Class A Monthly Principal Distributable Amount                                             2,020,008.39
    (iv)   Class A Principal Distributable Amount                                                      2,020,008.39
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $2,236,913.80
    (vi) Class A Interest Paid from Collection Account                                                   216,905.41
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,020,008.39
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $56,808.73
    (ii)   Class B Interest Distributable Amount                                                          56,808.73
    (iii)   Class B Monthly Principal Distributable Amount                                               512,518.58
    (iv)   Class B Principal Distributable Amount                                                        512,518.58
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $569,327.31
    (vi) Class B Interest Paid from Collection Account                                                    56,808.73
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  512,518.58
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $36,549.74
    (ii)   Class C Interest Distributable Amount                                                          36,549.74
    (iii)   Class C Monthly Principal Distributable Amount                                               301,481.52
    (iv)   Class C Principal Distributable Amount                                                        301,481.52
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $338,031.26
    (vi) Class C Interest Paid from Collection Account                                                    36,549.74
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  227,942.56
    (x) Reserve Account Draw for Class C Principal Payable                                                73,538.96
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $2,553,969.08
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $2,553,969.08

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                       $180,894.16
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

                                                           Exhibit 20
                                                               Page 3
CREDIT SUISSE FIRST BOSTON
                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1998 through November 30, 1998

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                         $141,565.77
(B) Amounts Applied to Payahead Account (C(B))                                                                     0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                             4,693.34
                                                                                                      -----------------
(D) Ending Period Balance                                                                                   $136,872.43

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                             Begin. of Period           End of Period
                                                                             ----------------            -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                 $63,178,309.50             $60,163,406.85
    (ii)   Total Pool Factor                                                       0.5743249                  0.5469178
    (iii)  Receivables Balance                                                 63,178,309.50              60,163,406.85
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $41,981,692.99             $39,961,684.60
    (vi)   Class A Principal Factor                                                0.5696063                  0.5421989
    (vii)  Class B Note Balance                                               $10,651,637.77             $10,139,119.19
    (viii) Class B Principal Factor                                                0.5696063                  0.5421989
    (ix)   Class C Note Balance                                                $6,265,669.28              $5,964,187.76
    (viii) Class C Principal Factor                                                0.5696063                  0.5421989
    (ix)   Class D Certificate Balance                                         $4,279,309.47              $4,098,415.31

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                19.88%                     19.88%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    41.13 months               40.18 months
    (iii) Remaining Number of Contracts                                                6,278                      6,090



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                           $4,736,492.24

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                73,538.96

(I) Overcollateralization Amount                                                                         $20,201,722.25
(J) Maximum Specified Reserve Balance                                                                      5,500,223.98
(K) Specified Reserve Account Balance                                                                      5,500,223.98

(L) Amount Available for Deposit to the RA                                                                         0.00
                                                                                                      -----------------

(M) RA Balance Prior to Release                                                                           $4,662,953.28
(N) Specified Reserve Account Balance                                                                      5,500,223.98
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $4,662,953.28


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $727,666.27
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $1,276,509.58
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            424,058.38
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            124,784.93
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                    12,105,197.99

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount
                                                                                   ---------                   ------

    (i)   30-59 Days Delinquent (C(G)i)                                               170         2.79%   $1,782,427.26      2.96%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                1         0.02%        8,744.54      0.01%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0         0.00%            0.00      0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                          108         1.76%    1,104,597.87      1.84%

                                                          Exhibit 20
                                                              Page 4
CREDIT SUISSE FIRST BOSTON
                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1998 through November 30, 1998


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                               13.16%
    (ii)  Preceeding Collection Period                                                                       9.53%
    (iii) Current Collection Period                                                                         13.82%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                               12.17%

(B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
       Balance of Financed Vehicles Repossessed but not Charged off to
       the Outstanding Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                2.06%
    (ii)  Preceeding Collection Period                                                                       2.41%
    (iii) Current Collection Period                                                                          1.84%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                2.10%

(C) Cumulative Net Loss Ratio                                                                               11.00%

(D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                      3,255,003.48
(B) Servicing Fee Paid (II(H))                                                                         184,270.07
(C) Class A Interest Paid (II(M(vi)))                                                                  216,905.41
(D) Class B Interest Paid (II(N(vi)))                                                                   56,808.73
(E) Class C Interest Paid (II(O(vi)))                                                                   36,549.74
(F) Class A Principal Paid (II(M(ix)))                                                               2,020,008.39
(G) Class B Principal Paid (II(N(ix)))                                                                 512,518.58
(H) Class C Principal Paid (II(O(ix)))                                                                 227,942.56
(I) Reserve Account Deposit                                                                                  0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                  0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
(L) Releases to Seller                                                                                       0.00

                                                          Exhibit 20
                                                              Page 5

                          AFG Receivables Trust 1997-B
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  November 1, 1998 through November 30, 1998
Distribution Date:  12/15/98
Month:              15

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Per $1,000 of Outstanding
                                                                                                           Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                          -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   2,020,008.39    48.1164110
          Class B Note  Amount                                                                     512,518.58    48.1164110
          Class C Note  Amount                                                                     301,481.52    48.1164110
          Certificates  Amount                                                                     180,894.16    42.2718105


(ii)  Interest Distribution
          Class A Note  Amount                                                                     216,905.41    5.1666666
          Class B Note  Amount                                                                      56,808.73    5.3333329
          Class C Note  Amount                                                                      36,549.74    5.8333337



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                60,163,406.85


(iv)   Class A Notes Balance (end of Collection Period)                                         39,961,684.60
        Class A Pool Factor (end of Collection Period)                                              0.5421989
        Class B Notes Balance (end of Collection Period)                                        10,139,119.19
        Class B Pool Factor (end of Collection Period)                                              0.5421989
        Class C Notes Balance (end of Collection Period)                                         5,964,187.76
        Class C Pool Factor (end of Collection Period)                                              0.5421989
        Certificates Balance (end of Collection Period)                                          4,098,415.31



(v)  Basic Servicing Fee                                                                           184,270.07    2.9166667


(vi)   Aggregate Net Losses                                                                        727,666.27


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 4,662,953.28
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 5,500,223.98
        Draws on Reserve Account                                                                    73,538.96
        Deposits to Reserve Account                                                                      0.00


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                              Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  170         1,782,427.26
           60-89 Days                                                                                    1             8,744.54
           90 Days or More                                                                               0                 0.00